WELD ASIA ASSOCIATES (AF2026)

(Registered with US PCAOB and Malaysia MIA)

13-8, The Boulevard Office, Mid Valley City,

Lingkaran Syed Putra, 59200 Kuala Lumpur, Malaysia.

T       : (603) 2284 5126 ; (603) 2284 6126

F       : (603) 2284 7126

E       : info@weldaudit.com

W       : www.weldaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

HWH International Corp.

We consent to the inclusion in the Registration Statement on Form S-1 Amendment No.1 of HWH International Corp. of our report dated October 6, 2016, relating to our audit of the consolidated balance sheets of HWH International Corp. as of June 30, 2016 and 2015, and the related consolidated statements of operations and comprehensive income, stockholders' equity, and cash flows for the years ended June 30, 2016 and 2015.

We also consent to the reference to us under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ WELD ASIA ASSOCIATES
WELD ASIA ASSOCIATES Date: December 27, 2016 Kuala Lumpur, Malaysia